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                                                                    EXHIBIT 23.8



                       CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors


Chancellor Media Corporation of Los Angeles:



We hereby consent to the use in this Registration Statement on Form S-4 of Chancellor Media Corporation of Los Angeles and Subsidiaries of our report dated February 16, 1999 relating to the combined statement of assets acquired and the related combined statements of revenues and direct operating expenses of KBIG-FM, KLDE-FM and WBIX-FM (formerly WNSR-FM), which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



                                            PRICEWATERHOUSECOOPERS LLP



Dallas, Texas


April 23, 1999